                                                                     Exhibit 4.2

                                                                  EXECUTION COPY

                                ILLUMINA, INC.

                        _______________________________


                          SECOND AMENDED AND RESTATED

                         STOCKHOLDER RIGHTS AGREEMENT

                         Dated as of November 5, 1999

                        _______________________________

                                ILLUMINA, INC.

                          SECOND AMENDED AND RESTATED
                         STOCKHOLDER RIGHTS AGREEMENT

          This Second Amended and Restated Stockholder Rights Agreement (the "Agreement") is dated as of November 5, 1999, by and among Illumina, Inc., a California corporation (the "Company"), and the persons listed on the Schedule of Stockholders attached hereto as Exhibit A (collectively the "Stockholders"
                                   ---------
and individually a "Stockholder"). This Agreement is intended to supersede and replace the prior Amended and Restated Stockholder Rights Agreement between the Company and certain of the Stockholders dated November 12, 1998 (the "Prior Agreement"), which Prior Agreement is hereby terminated and of no further force and effect.

                                   RECITALS
                                   --------

          Whereas, the Company and the purchasers of the Company's Series C Preferred Stock (the "Purchasers") have entered into an agreement for sale by the Company and purchase by the Purchasers of the Company's Series C Preferred Stock of even date herewith; and

          Whereas, in connection with the purchase and sale of the Company's securities, the Company and the Purchasers desire to provide for (i) the rights of the Purchasers with respect to registration of Common Stock issued upon conversion of the shares of the Company's stock held by the Purchasers according to the terms of this Agreement; and (ii) certain other provisions as set forth below.

          For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   SECTION 1

                                  Definitions
                                  -----------

          As used in this Agreement, the following terms shall have the following respective meanings:

          1.1  "Commission" shall mean the Securities and Exchange Commission of
                ----------
the United States or any other U.S. federal agency at the time administering the Securities Act of 1933.

          1.2  "Common Stock" shall mean shares of the Company's Common Stock.
                ------------

          1.3  "Exchange Act" shall mean the Securities Exchange Act of 1934, as
                ------------
amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, as the same shall be in effect at the time.

          1.4  "Holder" shall mean each of the Stockholders (and their
                ------
transferees as permitted by Section 4.10) holding Registrable Securities or securities convertible into Registrable Securities.

          1.5  "Initiating Holders" shall mean Holders who in the aggregate hold
                ------------------
greater than forty percent (40%) of the Registrable Securities.

          1.6  "Other Holders" shall mean holders of Company securities, other
                -------------
than the Holders, proposing to distribute their securities pursuant to a registration under Section 4 of this Agreement.

          1.7  "Preferred" shall mean shares of the Company's Series A Preferred
                ---------
Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, and Series C-1 Preferred Stock.

          1.8  "Registrable Securities" means Common Stock originally purchased
                ----------------------
or Common Stock issued or issuable on conversion of the Preferred and any shares of Common Stock issued or issuable in respect of such Common Stock upon any stock split, stock dividend, recapitalization, or similar event. Shares of Common Stock or other securities shall only be treated as Registrable Securities if they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

          1.9  The terms "register," "registered" and "registration" refer to a
                          --------    ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

          1.10 "Registration Expenses" shall mean all expenses, except as
                ---------------------
otherwise stated below, incurred by the Company in complying with Sections 4.1, 4.2, and 4.3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel and independent public accountants for the Company (and fees and disbursements of one special counsel for Holders, if any), blue sky fees, transfer taxes, fees of transfer agents and registrars and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

          1.11 "Securities" shall mean Common Stock or Preferred.
                ----------

          1.12 "Securities Act" shall mean the Securities Act of 1933, as
                --------------
amended, or any similar United States federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          1.13 "Selling Expenses" shall mean all underwriting discounts and
                ----------------
selling commissions applicable to the securities registered by the Holders.

                                   SECTION 2

                              Information Rights
                              ------------------

          2.1  Financial Information.  As soon as practicable after the end of
               ---------------------
each fiscal year, and in any event within one hundred twenty (120) days thereafter, the Company will provide each Stockholder with consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income, stockholders' equity and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited (without qualification as to scope) by independent auditors of national standing selected by the Company. In addition, the Company will provide each Stockholder with the following reports for so long as the Stockholder is a holder of a minimum of two hundred fifty thousand (250,000) shares of Preferred or Common Stock, including for purposes of this Section 2 any such Shares which have been transferred to an affiliate of a Stockholder:

               (a) As soon as practicable after the end of each month and fiscal quarter, and in any event within thirty (30) days and forty-five (45) days, respectively, thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such period, consolidated statements of income, consolidated statements of changes in financial condition, a consolidated statement of cash flow of the Company and its subsidiaries and a statement of stockholders' equity for such period and for the current fiscal year to date, and setting forth in each case in comparative form the figures for corresponding periods in the previous fiscal year, and setting forth in comparative form the budgeted figures, prepared in accordance with generally accepted accounting principles (other than for accompanying notes), subject to changes resulting from year-end audit adjustments, all in reasonable detail and signed by the principal financial or accounting officer of the Company.

               (b) As soon as practicable after its adoption by the Board of Directors, a copy of the annual operating plan of the Company for the next fiscal year and an annual budget for the next fiscal year of the Company containing profit and loss projections, cash flow projections, and capital expenditures, all on a monthly basis.

          2.2  Assignment of Rights.  The rights granted pursuant to Section 2.1
               --------------------
may be assigned or otherwise conveyed by a Stockholder to a transferee who acquires (i) at least two hundred fifty thousand (250,000) shares of Preferred or (ii) all shares of Preferred or Common Stock held by such transferor, or to a constituent partner, member or affiliate of a Stockholder. Notwithstanding the foregoing, the rights granted pursuant to Section 2.1 may not be assigned or otherwise conveyed to a competitor of the Company, as reasonably determined by the Board of Directors of the Company excluding any director with an interest in such transferee. The Stockholder shall provide the Company with written notice of any assignment or conveyance of the rights granted pursuant to Section 2.1.

          2.3  Termination.  The provisions of Sections 2, 3 and 5, including
               -----------
information rights, rights of first refusal and miscellaneous covenants, shall terminate upon the closing of a firmly underwritten public offering of the Common Stock of the Company with a sales price per share (as adjusted for combinations, stock dividends, subdivisions or split-ups) of at least $4.50 and with aggregate gross proceeds to the corporation, at the public offering price, of at least $15,000,000, and the provisions of Section 3 shall not be applicable to such transaction.

                                   SECTION 3

                   Rights of First Refusal On New Issuances
                   ----------------------------------------

          3.1  Rights of First Refusal.  The Company hereby grants to each
               -----------------------
Stockholder the right of first refusal to purchase such Stockholder's pro rata portion of New Securities (as defined in Section 3.1(a)) that the Company may, from time to time, propose to sell and issue. Such Stockholder's pro rata portion, for purposes of this right of first refusal, is the ratio of the number of shares of Common Stock held by such Stockholder (including Common Stock issuable upon conversion of securities convertible into Common Stock of the Company held by such Stockholder, including the Preferred) divided by the total number of shares of Common Stock outstanding at the time of issuance of such New Securities (including Common Stock issuable upon conversion of all outstanding securities convertible into Common Stock, including the Preferred). This right of first refusal shall be subject to the following provisions:

               (a) "New Securities" shall mean any Common Stock of the Company, whether now authorized or not, and any rights, options, or warrants to purchase said Common Stock, and securities of any type whatsoever that are, or may become, convertible into Common Stock; provided, however, that "New Securities" does not include (i) shares of Common Stock issued upon conversion of the Preferred; (ii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets, or other reorganization as approved by the Company's Board of Directors;
(iii) shares of the Company's Common Stock (or related options) issued to employees, officers, directors, consultants or other persons performing services for the Company (including, but not by way of limitation, distributors and sales representatives) pursuant to any stock offering, plan, or arrangement as approved by the Company's Board of Directors; (iv) securities issued to financial institutions regularly engaged in the business of lending money or providing equipment lease financing in the connection with the extension of credit to the Company for the purpose of financing equipment, inventory, or accounts receivable or in connection with the lease of equipment and in both cases for other than equity financing purposes, as approved by the Company's Board of Directors; (v) securities issued to customers or potential customers of the Company in connection with participation in a product development consortium or issued in connection with a strategic alliance or other corporate partner transaction with the Company for purposes which are not primarily equity financing, as approved by the Company's Board of Directors; or (vi) shares of the Company's Common Stock issued in connection with any stock split, stock dividend, or recapitalization by the Company.

               (b) In the event that the Company proposes to issue New Securities, it shall give each Stockholder at least thirty (30) days prior written notice of its intention, describing the type of New Securities, the price, and the general terms upon which the Company proposes to issue the same. Each Stockholder shall have twenty (20) days from the date of mailing of any such notice to agree to purchase its pro rata share of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

               (c) In the event that a Stockholder fails to exercise in full the right of first refusal within said twenty (20) day period, the Company shall have seventy-five (75) days thereafter to sell (or enter into an agreement pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30) days from the date of said agreement) the New Securities respecting which the Stockholder's rights were not exercised, at a price and upon general terms no more favorable to the purchasers thereof than specified in the Company's notice. In the event the Company has not sold the New Securities within said seventy-five (75) day period (or sold and issued New Securities in accordance with the foregoing within thirty (30) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first offering such securities to the Stockholders in the manner provided above.

               (d) The Stockholder's failure to exercise this right of first refusal on any issuance of New Securities shall not adversely affect the Stockholder's right of first refusal to purchase subsequent issuances of New Securities.

               (e) The right of first refusal set forth in this Section 3.1 is nonassignable except to another Stockholder or another entity under common control with a Stockholder.

          3.2  Termination.  The provisions of this Section 3 shall terminate in
               -----------
accordance with the provisions of Section 2.3.

                                   SECTION 4

                              Registration Rights
                              -------------------

          4.1  Requested Registration.
               ----------------------

               (a) Request for Registration.  If the Company shall receive from
                   ------------------------
Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to not less than forty percent (40%) of the Registrable Securities (or such lesser percentage of the Registrable Securities if the reasonably anticipated aggregate price to the public thereof would exceed $5,000,000) the Company will:

                   (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders and afford each Holder the opportunity of including in the registration such Registrable Securities owned by such Holder; and

                   (ii) as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company;

                   Provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 4.1:

                       (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                       (B) Prior to the earlier to occur of (i) six (6) months after the effective date of the Company's first registered public offering of its stock or (ii) December 31, 2003;

                       (C) During the period starting with the sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six
(6) months immediately following the effective date of, a registration statement in connection with the initial public offering of securities of the Company, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                       (D) During the period starting with the date thirty (30) days prior to the Company's estimated date of filing of, and ending on the date three (3) months immediately following the effective date of, any registration statement pertaining to securities of the Company sold by the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                       (E) After the Company has effected two registrations pursuant to this paragraph 4.1, and such registrations have been declared or ordered effective, provided that all Registrable Securities requested to be included in each such registration were in fact included in the registration; and provided further that any registration that is withdrawn because of negative information about the Company, which information is likely to have a material adverse effect on the price or amount at which the Initiating Holders can sell their Shares, shall not count toward such two registrations hereunder;

                       (F) If the Company shall furnish to such Holders a certificate signed by the President of the Company, and concurred to in writing by an underwriter or other financial advisor of the Company, stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 4 shall be deferred for a period not to exceed ninety (90) days from the date of receipt of written request from the Initiating Holders, provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period.

              Subject to the foregoing clauses (A) through (F), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Initiating Holders.

          (b) Underwriting.  In the event that a registration pursuant to
              ------------
Section 4.1 is for a registered public offering involving an underwriting, the Initiating Holders will so advise the Company as part of the written request given by such Initiating Holders pursuant to Section 4.1(a), and the Company shall in turn advise the Holders as part of the notice given pursuant to Section 4.1(a)(i). In such event, the right of any Holder to registration pursuant to
Section 4.1 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 4.1, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

          The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company, but subject to the reasonable approval of a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 4.1, if the managing underwriter advises the Initiating Holders in writing that the number of shares to be underwritten exceeds the number that can be sold in such offering so as to be likely to have a material adverse effect on the price or amount at which the Initiating Holders can sell their Shares, then the Company shall so advise all Holders and Other Holders, and the number of shares that may be included in the registration and underwriting shall be allocated first among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement and second among the Other Holders in proportion to the number of shares proposed to be included in such registration by such Other Holders. No Registrable Securities or other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any holder to the nearest one hundred (100) shares.

          If any Holder of Registrable Securities or Other Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration.

          4.2  Company Registration.
               --------------------

               (a) Notice of Registration. If at any time or from time to time
                   ----------------------
the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Rule 145 transaction, the Company will:

                   (i)  promptly give to each Holder written notice thereof; and

                   (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder within twenty (20) days after receipt of such written notice from the Company.

               (b) Underwriting.  If the registration of which the Company gives
                   ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 4.2(a)(i). In such event the right of any Holder to registration pursuant to Section 4.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall, together with the Company and the Other Holders, enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 4.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of shares of Registrable Securities to be included in such registration without requiring any limitation in the number of shares to be registered on behalf of the Company, provided that if such underwriting is other than an initial public offering the number of shares of Registrable Securities held by Holders and Other Holders to be included in such registration shall not be limited to less than twenty percent (20%) of the total number of shares to be included in such registration. The Company shall so advise all Holders and Other Holders and the number of shares that may be included in the registration and underwriting by all Holders and Other Holders shall be allocated among them, as nearly as practicable, first, to the Company (or, if applicable, to the
                          -----
holders for whose account the Company is registering the securities), second,
                                                                      ------
among the Holders of Registrable Securities in proportion to the respective amounts of Registrable Securities held by such Holders at the time of filing of the registration statement, and, third, among the Other Holders in proportion to
                                 -----
the number of shares proposed to be included in such registration by such Other Holders; provided, however, that at all times, such allocation shall be subject
         --------  -------
to the twenty percent (20%) threshold set forth in the preceding sentence if such registration and underwriting is other than an initial public offering. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or Other Holder to the nearest one hundred (100) shares. If any Holder or Other Holder disapproves of the terms of any such underwriting, such holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

               (c) Right to Terminate Registration.  The Company shall have the
                   -------------------------------
right to terminate or withdraw any registration initiated by it under this
Section 4.2 prior to the effectiveness of such registration whether or not any Holder has elected to include Registrable Securities in such registration.

          4.3  Registration on Form S-3.
               ------------------------

               (a) Request for Registration.  If any Holder or Holders request
                   ------------------------
that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities held by such party the reasonably anticipated aggregate price to the public of which would exceed $1,000,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request. The substantive provisions of Section 4.1(b) shall be applicable to each registration initiated under this Section 4.3.

               (b) Limitations.  Notwithstanding the foregoing, the Company
                   -----------
shall not be obligated to take any action pursuant to this Section 4.3: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) with respect to Section 4.3 only, for a period of one hundred twenty (120) days after receipt of the request of the initiating Holders, if the Company, within ten
(10) days after such receipt gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities) and the Company shall promptly notify the initiating Holders in the event it abandons its intention to effect such registration statement; (iii) during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date three (3) months immediately following, the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and, provided further that the Company shall have the right to defer filing a registration statement under the Securities Act not more than one in any twelve month period; or (iv) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or the stockholders as a whole for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed ninety (90) days from the receipt of the request to file such registration by such Holder, provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period.

          4.4  Limitations on Subsequent Registration Rights.  From and after
               ---------------------------------------------
the date hereof, the Company will not, without the prior written consent of holders of a majority of the voting power of the then outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which allows such holder or prospective holder of any securities of the Company to include such securities in any registration filed under Sections 4.1, 4.2 or 4.3 hereof, unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not diminish the amount of Registrable Securities which are included. However, the Company may by agreement grant such holder or prospective holder a registration right analogous to that set forth in Section 4.1 provided that (i) such holder or prospective holder may not demand a registration analogous to that set forth in Section 4.1 at any time earlier than the Holders first have such right, and (ii) that the Registrable Securities may be included in any such registration demanded by such holders to the extent such inclusion will not diminish the amount of securities of such holders which are included.

          4.5  Expenses of Registration.
               ------------------------

               (a) Registration Expenses.  The Company shall bear all
                   ---------------------
Registration Expenses incurred in connection with all registrations pursuant to
Section 4.1, Section 4.2, and Section 4.3, except that for registrations pursuant to Section 4.3 the Company shall bear expenses for no more than 4
(four) such registrations.

               (b) Selling Expenses.  Unless otherwise stated in Section 4.5(a),
                   ----------------
all Selling Expenses and Registration Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders pro rata on the basis of the number of shares so registered by such Holder.

          4.6  Registration Procedures.  In the case of each registration,
               -----------------------
qualification or compliance effected by the Company pursuant to this Agreement, the Company will:

               (a) keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof;

               (b) as soon as practicable, prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective until the earlier of (i) one hundred twenty (120) days or (ii) the distribution described in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 145, or any successor Rule under the Securities Act, permits an offering on a continuous or delayed basis, and, provided further, that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3)
of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to
Section 13 or 15(d) of the Exchange Act in the registration statement;

          (c) furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

          (d) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

          (e) in the event of an underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

          (f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements made therein not misleading in the light of the circumstances then existing;

          (g) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

          (h) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Holder reasonably requests and do any and all other acts and things which may be necessary or advisable to enable such holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service or process in any such jurisdiction, but the Company will be required to consent to service or process in actions arising out of or in connection with the sale of the Registrable Securities or any violation of state securities laws;

          (i) use its best efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by any other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

          (j) use its best efforts to obtain a comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters with respect to offerings of such type as the Holders may reasonably request;

          (k) otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

          (l) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied.

          The Company may require each holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing.

     4.7  Preparation; Reasonable Investigation.
          -------------------------------------

     In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give each Holder of Registrable Securities, their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment, thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

     4.8  Indemnification.
          ---------------

          (a) By Company.  The Company will indemnify and hold harmless each
              ----------
Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act and each Stockholder and its officers, directors and partners and each person controlling such Stockholder within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities, joint or several, (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act or any state or federal securities law, or any Rule or regulation promulgated under such Acts or law applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, each Stockholder, each of its officers, directors and partners and each person controlling such Stockholder, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to any such Holder to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person, underwriter or Stockholder and stated to be specifically for use therein. If the Holders and Stockholders are represented by counsel other than counsel for the Company, the Company will not be obligated under this Section 4.7(a) to reimburse legal fees and expenses of more than one separate counsel for all Holders and Stockholders.

          (b) By Holders.  Each Holder will, if Registrable Securities held by
              ----------
such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the public offering price of the Registrable Securities sold by such Holder, unless such liability arises out of or is based on willful misconduct by such Holder.

          (c) Procedures.  Each party entitled to indemnification under this
              ----------
Section 4.8 (the "Indemnified Party") shall give written notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          (d) Contribution.  If the indemnification provided for in this Section
              ------------
4.8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party or is insufficient with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of any loss, liability, claim, damage or expense referred to above shall be deemed to include, subject to the limitations set forth in Section 4.8(c), any legal or other fees, or expenses reasonably incurred by such party in connection with any investigation or proceeding. If indemnification is available under this Section 4.8, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 4.8(a) and (b) without regard to the relative fault of said indemnifying party or indemnified party or other equitable consideration provided for in this Section 4.8(d). Notwithstanding the foregoing, the liability of each Holder under this subsection (d) shall be limited in an amount equal to the public offering price of the Registrable Securities sold by such Holder, unless such liability arises out of or is based on willful misconduct by such Holder.

          (e) Controlling Agreement.  Notwithstanding the foregoing, to the
              ---------------------
extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions of this Section 4.8, the provisions in the underwriting agreement shall control.

          4.9   Information by Holder.  The Holder or Holders of Registrable
                ---------------------
Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by them as the Company may request in writing and only as shall be necessary to enable the Company to comply with the provisions hereof in connection with any registration, qualification or compliance referred to in this Agreement.

          4.10  Rule 144 Reporting.  With a view to making available the
                ------------------
benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

                (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act.

                (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

                (c) Furnish to any Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as such Holder may reasonably request in availing itself of any Rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

          4.11  Transfer of Registration Rights.  The rights to cause the
                -------------------------------
Company to register securities granted Holders under Sections 4.1, 4.2 and 4.3 may be assigned in connection with any transfer or assignment by a Holder of Registrable Securities provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws, (ii) such transfer is effected in compliance with the restrictions on transfer contained in this Agreement and in any other agreement between the Company and the Holder, and
(iii) such assignee or transferee is a constituent partner, member or affiliate of a Stockholder or purchases (a) at least 500,000 shares of Preferred or Common Stock into which such Preferred has been converted or (b) all shares of Preferred, and Common Stock into which such Preferred has been converted, held by a Stockholder.

          4.12  Termination.  The registration rights granted pursuant to this
                -----------
Section 4 shall terminate as to any Holder at the later of (i) five years after the Company's initial public offering or (ii) after the effective date of the Company's first registered public offering of its stock, at such time as such Holder may sell under Rule 144, or a successor rule, in a three month period all Registrable Securities then held by such Holder.

          4.13  Lockup Agreement.  Each Holder agrees that, if, in connection
                ----------------
with the Company's initial public offering of the Company's securities, the Company or the underwriters managing the offering so request, the Holder shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the Company or the underwriters; provided that each officer and director of the Company who owns stock of the Company also agrees to such restrictions. This Section 4.13 shall be binding on all transferees or assignees of Registrable Securities, whether or not such persons are entitled to registration rights pursuant to Section 4.11.

          4.14  Representations and Warranties of the Company.  The Company
                ---------------------------------------------
represents and warrants to each of the Stockholders as follows:

                    (i) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Restated Certificate or By-laws of the Company or any provision of any indenture, agreement or other instrument to which it or any or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

                    (ii) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

                                   SECTION 5

                            Miscellaneous Covenants
                            -----------------------

          5.1  Proprietary Information Agreement.  Unless otherwise determined
               ---------------------------------
by Board of Directors, the Company shall require all future officers, directors and employees of, and consultants to, the Company and its subsidiaries, if any, to execute a proprietary information agreement providing for the protection of the Company's proprietary or confidential information and the assignment of intellectual property rights to the Company.

          5.2  Stock Vesting.  The Company shall cause all future recipients of
               -------------
the Company's Common Stock or options to purchase the Company's Common Stock receiving such securities in connection with the performance of services for the Company to execute and deliver agreements providing that such Common Stock shall be subject to a right of the Company to repurchase such Common Stock at the original purchase price in the event that the relationship of such person with the Company is terminated, which right shall lapse over a five-year period, or providing that such options shall become exercisable over a five-year period based upon continuing employment, or providing such other vesting arrangements as determined appropriate by the Company's Board of Directors.

          5.3  Changes in Common Stock or Preferred Stock.  If, and as often as,
               ------------------------------------------
there is any change in the Common Stock or the Preferred by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock or the Preferred as so changed.

          5.4  Termination.  The provisions of this Section 5 shall terminate in
               -----------
accordance with the provisions of Section 2.3.

                                   SECTION 6

                                    Legends
                                    -------

          6.1  Legends.  Each Stockholder understands that the share
               -------
certificates evidencing any Registrable Securities shall be endorsed with the following legends (in addition to any legends required under applicable state securities laws):

               (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

               (b) "THE SALE, TRANSFER OR ASSIGNMENT OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OR HIS PREDECESSOR IN INTEREST. COPIES OF SUCH AGREEMENT MAY BE OBTAINED BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.

               (c) Any legend required to be placed thereon by the California Commissioner of Corporations or any other applicable state securities laws.

                                   SECTION 7

                                 Miscellaneous
                                 -------------

          7.1  Governing Law.  This Agreement shall be governed in all respects
               -------------
by the laws of the State of California as applied to contracts made and to be fully performed entirely within that state between residents of that state. All disputes arising out of this Agreement shall be subject to the exclusive jurisdiction and venue of the California state courts of San Diego County, California, (or, if there is exclusive federal jurisdiction, the United States District Court for the Southern District of California) and the parties consent to the personal and exclusive jurisdiction and venue of these courts.

          7.2  Entire Agreement; Amendment.  This Agreement constitutes the full
               ---------------------------
and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. This Agreement or any term hereof may be amended, waived, discharged or terminated by a written instrument signed by the Company and the Holders, or transferees of such Holders, holding more than sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities; provided, however, that no such amendment may treat any Holder in a manner different from the other Holders.

          7.3  Aggregation.  For the purposes of determining the number of
               -----------
shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided, that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Sections 2 and 4.

          7.4  Notices, etc.  All notices and other communications required or
               -------------
permitted hereunder shall be deemed given if in writing and mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Holder, at such Holder's address as set forth on Exhibit A to this Agreement, or at such other address as such Holder shall
   ---------
have furnished to the Company in writing, or (b) if to any other holder of any Registrable Securities, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Registrable Securities who has so furnished an address to the Company, or (c) if to the Company, at the address of its principal offices and addressed to the attention of the Corporate Secretary and with a copy to Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304-1050, Attention: Michael J. O'Donnell, or at such other address as the Company shall have furnished to the Purchasers.

          7.5  Severability.  In the event that any provision of this Agreement
               ------------
becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

          7.6  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

                           [Signature pages follow]

          IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Stockholder Rights Agreement as of the day and date set forth above.


"COMPANY"                             ILLUMINA, INC.

                                      a California corporation

                                      By: _________________________________
                                          Jay Flatley
                                          President and Chief Executive Officer

     IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Stockholder Rights Agreement as of the day and date set forth above.


"STOCKHOLDER"                                PE CORPORATION

                                             By:______________________________

                                             Title:___________________________

     IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Stockholder Rights Agreement as of the day and date set forth above.

"STOCKHOLDER"                           ARCH VENTURE FUND III, L.P.

                                        By:  ARCH Venture Partners, LLC
                                             General Partner

                                        By:__________________________________

                                        Title:_______________________________

     IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Stockholder Rights Agreement as of the day and date set forth above.

"STOCKHOLDER"                           CW VENTURES III, L.P.

                                        By:____________________________________
                                             CW Partners IV, LLC
                                             General Partner

                                        CW VENTURES III - A CO-INVESTMENT
                                        FUND, L.P.

                                        By:____________________________________
                                             CW Partners IV, LLC
                                             General Partner

                                        CHASE/CW VENTURES III (ILLUMINA), L.P.

                                        By:____________________________________
                                             CW Partners IV, LLC
                                             General Partner

     IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Stockholder Rights Agreement as of the day and date set forth above.

"STOCKHOLDER"                           VENROCK ASSOCIATES

                                        By:____________________________________

                                        Name:__________________________________

                                        Title: General Partner

                                        VENROCK ASSOCIATES II, L.P.

                                        By:____________________________________

                                        Name:__________________________________

                                        Title: General Partner

                                        VENROCK ENTREPRENEURS FUND, L.P.

                                        By: Venrock Management, L.L.C.
                                        Its: General Partner

                                        By:____________________________________

                                        Name:__________________________________

                                        Title: Member

     IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Stockholder Rights Agreement as of the day and date set forth above.

"STOCKHOLDER"                           TGI FUND II, LC

                                        By: Tredegar Investments, Inc.

                                        By:____________________________________
                                             Steve Johnson, President

     IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Stockholder Rights Agreement as of the day and date set forth above.

"STOCKHOLDER"                           LOMBARD ODIER & CIE

                                        By:____________________________________

                                        Title:_________________________________

                                        By:____________________________________

                                        Title:_________________________________

     IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Stockholder Rights Agreement as of the day and date set forth above.

"STOCKHOLDER"                           FOUR PARTNERS

                                        By:____________________________________

                                        Title:_________________________________



                                        FBB ASSOCIATES



                                        By:____________________________________

                                        Title:_________________________________

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Stockholder Rights Agreement as of the day and date set forth above.

"STOCKHOLDER"                           THE DOW CHEMICAL COMPANY

                                        By:____________________________________

                                        Title:_________________________________

     IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Stockholder Rights Agreement as of the day and date set forth above.

"STOCKHOLDER"                           CHEVRON TECHNOLOGY VENTURES LLC

                                        By:____________________________________

                                        Title:_________________________________

     IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Stockholder Rights Agreement as of the day and date set forth above.

"STOCKHOLDER"                           STATE FARM MUTUAL AUTOMOBILE
                                        INSURANCE COMPANY

                                        By:___________________________________

                                        Title:________________________________

                                        By:___________________________________

                                        Title:________________________________

     IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Stockholder Rights Agreement as of the day and date set forth above.

"STOCKHOLDER"                           COMDISCO, INC.

                                        By:___________________________________

                                        Title:________________________________

     IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Stockholder Rights Agreement as of the day and date set forth above.

"STOCKHOLDER"
                                             __________________________________
                                             Jay Flatley


                                             __________________________________
                                             Sarah Flatley

     IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Stockholder Rights Agreement as of the day and date set forth above.

"STOCKHOLDER"
                                             ___________________________________
                                             Katherine Sbicca Flatley

     IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Stockholder Rights Agreement as of the day and date set forth above.

"STOCKHOLDER"
                                             ________________________________
                                             C. Woodrow Rea

     IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Stockholder Rights Agreement as of the day and date set forth above.

"STOCKHOLDER"
                                             ________________________________
                                             Mark S. Chee

     IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Stockholder Rights Agreement as of the day and date set forth above.

"STOCKHOLDER"
                                             ________________________________
                                             John R. Stuelpnagel

     IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Stockholder Rights Agreement as of the day and date set forth above.

"STOCKHOLDER"
                                             ________________________________
                                             Harold B. Staff

     IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Stockholder Rights Agreement as of the day and date set forth above.

"STOCKHOLDER"
                                             ________________________________
                                             Richard J. Pytelewski

                                   EXHIBIT A
                                   ---------

                           SCHEDULE OF STOCKHOLDERS

Series A Preferred Stock Financing (June 12, 1998)


          Stockholder                                Security                 Number of Shares
---------------------------------------------------------------------------------------------------
CW Ventures III, L.P.                            Series A Preferred                1,770,302
ARCH Venture Fund III, L.P.                      Series A Preferred                  345,302
MLPF&S Cust FPO Bain Capital                     Series A Preferred                  250,000
    SEP FBO Michele D. May
John R. Stuelpnagel                              Series A Preferred                   72,399
Kevin J. Kinsella Trust dated                    Series A Preferred                   33,333
    November 2, 1994
David R. Walt                                    Series A Preferred                   16,378
Anthony W. Czarnik                               Series A Preferred                    6,551
Mark S. Chee                                     Series A Preferred                    5,733

Series B Preferred Stock Financing (November 12, 1998)


          Stockholder                                Security                 Number of Shares
-----------------------------------------------------------------------------------------------------------
ARCH Venture Fund III, L.P.                      Series B Preferred                2,644,997
CW Ventures III, L.P.                            Series B Preferred                2,375,099
Venrock Associates II, L.P.                      Series B Preferred                1,507,648
Venrock Associates                               Series B Preferred                1,137,349
TGI Fund II, LC                                  Series B Preferred                  998,621
Mark S. Chee                                     Series B Preferred                  367,060
John R. Stuelpnagel                              Series B Preferred                  107,959
MLPF&S Cust FPO Bain Capital                     Series B Preferred                   53,980
   SEP FBO Michele D. May
David R. Walt                                    Series B Preferred                   53,980
Comdisco, Inc.                                   Series B Preferred                   53,980
Kevin J. Kinsella Trust dated                    Series B Preferred                   35,626
   November 2, 1994

     Series C Preferred Stock Financing - First Closing (November 5, 1999)

             Stockholder                              Security                 Number of Shares
----------------------------------     -------------------------------   ----------------------------
PE Corporation                                   Series C Preferred                 1,250,000

    Series C Preferred Stock Financing - Second Closing (December 16, 1999)



             Stockholder                              Security                 Number of Shares
----------------------------------     -------------------------------   ----------------------------
ARCH Venture Fund III, L.P.                      Series C Preferred                   625,000
CW Ventures III, L.P.                            Series C Preferred                   375,000
CW Ventures III - a Co-Investment                Series C Preferred                   150,000
 Investment Fund, L.P.
Chase/CW Ventures III, L.P.                      Series C Preferred                    50,000
Venrock Associates II, L.P.                      Series C Preferred                   350,313
Venrock Associates, L.P.                         Series C Preferred                   243,437
Venrock Entrepreneur's Fund                      Series C Preferred                    31,250
TGI Fund II, L.C.                                Series C Preferred                   750,000
Lombard Odier & Cie                              Series C Preferred                   750,000
FBB Associates                                   Series C Preferred                   712,500
Four Partners                                    Series C Preferred                    37,500
The Dow Chemical Company                         Series C Preferred                   687,500
Chevron Technology Ventures LLC                  Series C Preferred                   500,000
State Farm Mutual Automobile Insurance           Series C Preferred                   375,000
 Company
Comdisco, Inc.                                   Series C Preferred                    50,000
Jay and Sarah Flatley                            Series C Preferred                    12,500
Katherine Sbicca Flatley                         Series C Preferred                     6,250
C. Woodrow Rea                                   Series C Preferred                    12,500
Mark S. Chee                                     Series C Preferred                     7,500
John R. Stuelpnagel                              Series C Preferred                     6,250
Harold B. Staff                                  Series C Preferred                    12,500
Richard J. Pytelewski                            Series C Preferred                     5,000